NU
                                    HORIZONS
                         NU HORIZONS ELECTRONICS CORP.

                     70 Maxess Road       Melville, NY 11747
                      631-396-5000         Fax: 631-396-5060

Company Contact:  Andrew Barwicki
                  Nu Horizons Electronics Corp.
                  631-396-5000

FOR IMMEDIATE RELEASE
---------------------

               NU HORIZONS REPORTS FINANCIAL AND OPERATING RESULTS
                   FOR THE SECOND QUARTER OF FISCAL YEAR 2006

MELVILLE, NY, October 5, 2005--- Nu Horizons Electronics Corp. (NASDAQ/NM:
NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the second quarter and six months ended August 31, 2005.

Net sales for the quarter ended August 31, 2005 increased to $128.2 million as compared to $119.2 million for the comparable period last year. Net income for the quarter was $820,000 or $0.05 per share on 16,907,397 average basic shares outstanding ($0.05 per share on 17,367,115 diluted shares) as compared to a net income of $1,186,000 or $0.07 per share on 16,884,147 average basic shares outstanding ($0.07 per share on 17,663,839 diluted shares) for the second quarter of the prior year. Sequentially, net sales for the quarter ended August 31, 2005 increased $6.8 million from $121.4 million or 5% and net income increased from $475,000 to $820,000.

For the six months ended August 31, 2005, net sales increased to $249.6 million from $237.4 million in the comparable period last year, an increase of 5%. Net income for the first half of fiscal 2006 was $1,294,975 or $0.08 per share on 16,907,397 basic shares outstanding ($0.07 per share on 17,429,854 diluted shares), compared to a net income of $2,371,955 or $0.14 per share on 16,884,147 basic shares outstanding ($0.13 per share on 17,875,443 diluted shares) in the same period last year.

Arthur Nadata, Chairman of the Board and Chief Executive Officer states, "Notwithstanding our decline in earnings compared to the prior comparable period, our second quarter results reflect organic sales growth stemming in part from our global initiatives. The steps we took to enhance our line card, combined with our investments in additional personnel to support expanded supplier relationships, have improved and strengthened our position in the distribution channel. We anticipate the recent additions to our line card and the expansion of certain partnership agreements in Asia will broaden our customer base and make it possible for us to enter new market segments."

Mr.Nadata concluded, "We continue to see business opportunities primarily resulting from the industry trend to design in North America with production in Asia. We expect this business trend to continue to grow and we believe our ability to capitalize on it is one of our key competitive advantages. Our sales in Asia for the first six months of fiscal 2006 increased to $59 million as compared to $49 million for the prior year's fiscal period, an increase of 20%. Overseas sales continue to produce positive results, providing 27% of our global consolidated sales for the first six months of fiscal 2006."

NUHC Reports Second Quarter Fiscal 2006 Results                          Page 2


A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing 1-800-289-0572, (international, dial 1-913-981-5543). A rebroadcast of the call will be available beginning at 7:00 pm ET at (888)-203-1112 (international, dial 1- 719-457-0820) Please refer to confirmation code 9845270. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

ABOUT NU HORIZONS ELECTRONICS CORP.

Nu Horizons is a leading global distributor of advanced technology active components and system solutions, including analog, clock and timing devices, communications, computer products, discretes, flat panel display solutions, interface, logic, memory, microcontrollers and microprocessors, opto electronics and power, to a wide variety of commercial original equipment manufacturers
(OEMs). With sales facilities in forty-three locations across North America and Asia, and logistics centers in centralized locations throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product and solutions expertise to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.


                                (Tables Follows)

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NUHC Reports Second Quarter Fiscal 2006 Results                           Page 3




                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (UNAUDITED)

                                                    For the Six Months Ended                  For the Three Months Ended
                                            -------------------------------------      --------------------------------------
                                             August 31, 2005      August 31, 2004       August 31, 2005       August 31, 2004
                                            ----------------     ----------------      ----------------      ----------------

NET SALES                                   $    249,685,079     $    237,407,958      $    128,265,045      $    119,231,880
                                            ----------------     ----------------      ----------------      ----------------

COSTS AND EXPENSES:
   Cost of sales                                 209,571,426          198,054,472           107,564,231            99,493,834
   Operating expenses                             36,554,040           34,434,691            18,599,943            17,250,611
                                            ----------------     ----------------      ----------------      ----------------
                                                 246,125,466          232,489,163           126,164,174           116,744,445
                                            ----------------     ----------------      ----------------      ----------------

OPERATING INCOME
                                                   3,559,613            4,918,795             2,100,871             2,487,435
                                            ----------------     ----------------      ----------------      ----------------

OTHER (INCOME) EXPENSE
   Interest expense                                1,392,487              785,686               731,004               452,992
   Interest income                                  (174,364)             (29,919)             (113,248)              (26,188)
                                            ----------------    -----------------      ----------------      ----------------
                                                   1,218,123              755,767               617,756               426,804
                                            ----------------     ----------------      ----------------      ----------------

INCOME BEFORE PROVISION FOR
   INCOME TAXES AND MINORITY
   INTERESTS                                       2,341,490            4,163,028             1,483,115             2,060,631

   Provision for income taxes                        832,612            1,578,181               502,843               787,413
                                            ----------------     ----------------      ----------------      ----------------

INCOME BEFORE MINORITY INTERESTS                   1,508,878            2,584,847               980,272             1,273,218

   Minority interest in earnings of
   subsidiaries                                      213,903              212,892               159,844                87,181
                                            ----------------     ----------------      ----------------      ----------------

NET INCOME                                  $      1,294,975     $      2,371,955      $        820,428      $      1,186,037
                                            ================     ================      ================      ================

NET INCOME PER COMMON SHARE:

    Basic                                   $            .08     $            .14      $            .05      $            .07
                                            ================     ================      ================      ================

    Diluted                                 $            .07     $            .13      $            .05      $            .07
                                            ================     ================      ================      ================

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING:
   Basic                                          16,907,397           16,884,147            16,907,397            16,884,147
   Diluted                                        17,429,854           17,875,443            17,367,115            17,663,839



NUHC Reports Second Quarter Fiscal 2006 Results                         Page 4



                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------
                                                                                  August 31,       February 28,
                                                                                    2005               2005
                                                                                ------------       ------------
                                                                                 (unaudited)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                   $    8,236,407      $  7,024,203
   Accounts receivable - net of allowance for doubtful accounts of $5,126,303 and $4,581,812 for August 31, 2005 and
     February 28, 2005, respectively                                               79,290,441        79,679,565
   Inventories                                                                     90,444,634        81,696,415
   Prepaid expenses and other current assets                                        3,070,639         1,782,872
                                                                               --------------      ------------

TOTAL CURRENT ASSETS                                                              181,042,121       170,183,055

PROPERTY, PLANT AND EQUIPMENT - NET                                                 3,813,581         3,928,058

OTHER ASSETS:
   Subordinated note receivable                                                     2,000,000         2,000,000
   Other assets                                                                     1,608,835         1,688,187
                                                                               --------------      ------------
                                                                               $  188,464,537      $177,799,300
                                                                               ==============      ============


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                            $   23,214,042      $ 20,251,746
   Accrued expenses                                                                 4,240,189         4,446,226
                                                                               --------------      ------------

TOTAL CURRENT LIABILITIES                                                          27,454,231        24,697,972

LONG TERM LIABILITIES:
   Revolving credit line                                                           28,000,000        22,800,000
   Deferred income taxes                                                            2,224,278         1,168,766
                                                                               --------------      ------------

TOTAL LONG-TERM LIABILITIES                                                        30,224,278        23,968,766
                                                                               --------------      ------------

MINORITY INTEREST IN SUBSIDIARIES                                              $    1,413,558      $  1,199,655
                                                                               --------------      ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000,000 shares authorized; none
     issued or outstanding                                                                  -                 -
   Common stock, $.0066 par value, 50,000,000 shares authorized;
     16,907,397 and 16,891,647 shares issued and outstanding for
     August 31, 2005 and February 28, 2005, respectively                              111,589           111,485
   Additional paid-in capital                                                      44,163,810        44,089,809
   Retained earnings                                                               85,019,144        83,724,169
   Other accumulated comprehensive income (loss)                                       77,927             7,444
                                                                               --------------      ------------
TOTAL SHAREHOLDERS' EQUITY                                                        129,372,470       127,932,907
                                                                               --------------      ------------

                                                                               $  188,464,537      $177,799,300
                                                                               ==============      ============
